    As filed with the Securities and Exchange Commission on October 24, 2001

                                                           Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  MEDAREX, INC.
             (Exact name of registrant as specified in its charter)

              New Jersey                                 22-2822175
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

707 State Road, Suite 206                                     08540
Princeton, New Jersey                                      (Zip Code)
(Address of Principal Executive Offices)

                      MEDAREX, INC. 2001 STOCK OPTION PLAN
                            (Full title of the plan)

                               Donald L. Drakeman
                                  Medarex, Inc.
                                 707 State Road
                                    Suite 206
                           Princeton, New Jersey 08540
                     (Name and address of agent for service)

                                 (609) 430-2880
          (Telephone number, including area code, of agent for service)

                                   Copies to:

           W. Bradford Middlekauff, Esq.                                  Dwight A. Kinsey, Esq.
Senior Vice President, General Counsel and Secretary               Satterlee Stephens Burke & Burke LLP
                   Medarex, Inc.                                             230 Park Avenue
             707 State Road, Suite 206                                   New York, New York 10169
            Princeton, New Jersey 08540                                       (212) 818-9200
                   (609) 430-2880

                                          CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                Proposed maximum         Proposed maximum
 Title of Securities to be     Amount to be      offering price per      aggregate offering         Amount of
         registered           registered (1)         share (2)               price (2)           registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $ .01 par          3,500,000
value per share                   shares               $19.90               $69,650,000              $17,413
====================================================================================================================

(1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of the anti-dilution adjustment provisions of the Plan.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low sale prices of the Company's Common Stock as reported by the Nasdaq National Market as of October 22, 2001.

                                     PART II

Item 3. Incorporation of Documents by Reference.
------- ---------------------------------------

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2000;
(b) Quarterly Reports of the Registrant on Form 10-Q for the three month periods ended March 31, 2001 and June 30, 2001; (c) Proxy Statement dated April 16, 2001 for Annual Meeting of Shareholders held on May 23, 2001; and (d) the description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form S-3 (File No. 333-52696), including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing hereof and prior to a filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.
------- -------------------------

     Not applicable.

Item 5. Interests of Named Experts and Counsel.
------- --------------------------------------

     Dwight A. Kinsey, Esq., a partner of Satterlee Stephens Burke & Burke LLP, owns 6,000 shares of the Registrant's Common Stock. Mr. Kinsey also holds options to purchase 40,000 shares of the Registrant's Common Stock which he received for services rendered as Assistant Secretary of the Registrant. No other partner or associate of the firm owns shares or holds options to purchase shares of the Registrant having a fair market value either individually or in the aggregate in excess of $50,000.

Item 6. Indemnification of Directors and Officers.
------- -----------------------------------------

     Section 14A:3-5 of The New Jersey Business Corporation Act (the "NJBCA") empowers a New Jersey corporation to indemnify any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or legal representative of any such director, officer, trustee, employee or agent (a "corporate agent"), against his expenses and liabilities incurred in connection with any proceeding involving the corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal proceeding, such corporate agent had no reason to believe that his conduct was unlawful. In addition, a corporation may indemnify such corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of his having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court of the State of New Jersey or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

     Under the NJBCA, a corporation shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to above or in defense of any claim, issue or matter therein.

     The indemnification and advancement of expenses provided by or granted pursuant to the NJBCA shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

     The Restated Certificate of Incorporation, as amended, and Article XIII of the Registrant's Amended and Restated By-Laws provide for the indemnification of its Officers and Directors under certain circumstances and are incorporated herein by reference.

Item 7. Exemption from Registration Claimed.
------- -----------------------------------

     Not applicable.

Item 8. Exhibits.
------- --------

  Exhibit No.                       Description
  -----------                       -----------

     4(b) Restated Certificate of Incorporation, of Medarex, Inc. (Incorporated by reference to Exhibit 4(b) to the Registrant's Registration Statement on Form S-8, File No. 333-39084) as amended by Registrant's Certificate of Amendment of the Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed on June 26,
                   2001).

     4(c)          Medarex, Inc. Amended and Restated By-Laws
                   (Incorporated by reference to Exhibit 4.2 to the Registrant's Form 8-K filed on May 25,
                   2001).

     5             Opinion of Satterlee Stephens Burke &
                   Burke LLP as to legality of the securities being registered


     10.1          Medarex, Inc. 2001 Stock Option Plan

     15            Not Applicable


     23(a)         Consent of Ernst & Young LLP

     23(b)         Consent of Satterlee Stephens Burke & Burke
                   LLP (included in opinion filed as Exhibit 5)

     24 Power of Attorney (accompanies signature pages to the Registration Statement)

     27            Not Applicable


     28            Not Applicable


     99            Not Applicable


Item 9. Undertakings.
------- ------------

    The undersigned Registrant hereby undertakes as follows:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii)
--------  -------
above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Princeton, State of New Jersey, on this 19th day of October, 2001.

                                        MEDAREX, INC.

                                        By:/s/Irwin Lerner
                                           -------------------------------------
                                           Irwin Lerner-Chairman of the Board

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of Medarex, Inc., a New
Jersey corporation, do hereby constitute and appoint Donald L. Drakeman and Christian S. Schade, and either of them, the lawful attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power of authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments (including any post-effective amendments) and supplements thereof, and to any and all instruments or documents filed as part of or in connection with such Registration Statement, and each of the undersigned hereby certifies and confirms all that said attorney and agent, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the dates indicated below.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                                        Title                                         Date
      ---------                                        -----                                         ----



/s/ Irwin Lerner                              Chairman of the Board                              October 19, 2001
---------------------------------------
Irwin Lerner

/s/ Donald L. Drakeman                        President, Chief Executive Officer and             October 19, 2001
---------------------------------------
Donald L. Drakeman                            Director (Principal Executive Officer)

/s/ Michael A. Appelbaum                      Executive Vice President and Director              October 19, 2001
---------------------------------------
Michael A. Appelbaum

/s/ Christian S. Schade                       Senior Vice President, Treasurer and Chief         October 19, 2001
---------------------------------------
Christian S. Schade                           Financial Officer (Principal Financial and
                                              Accounting Officer)

/s/ Michael W. Fanger                         Director                                           October 19, 2001
---------------------------------------
Michael W. Fanger

/s/ Julius A. Vida                            Director                                           October 19, 2001
---------------------------------------
Julius A. Vida




/s/ Charles R. Schaller                       Director                                           October 19, 2001
---------------------------------------
Charles R. Schaller

/s/ W. Leigh Thompson, Jr.                    Director                                           October 19, 2001
---------------------------------------
W. Leigh Thompson, Jr.

/s/ Frederick B. Craves                       Director                                           October 19, 2001
---------------------------------------
Frederick B. Craves

/s/ Ronald J. Saldarini                       Director                                           October 19, 2001
---------------------------------------
Ronald J. Saldarini


                                INDEX TO EXHIBITS

Exhibit No.                      Description
-----------                      -----------

5                 Opinion of Satterlee Stephens Burke & Burke
                  LLP as to legality of the securities being registered

10.1              Medarex, Inc. 2001 Stock Option Plan

23(a)             Consent of Ernst & Young LLP